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                                                                    Exhibit 4.33

                              DECLARATION OF TRUST

            Declaration of Trust, dated as of November 25, 2002 (this "Declaration of Trust"), among Allied Waste Industries, Inc., as sponsor (the "Sponsor"), U.S. Bank Trust National Association, as trustee (the "Delaware Trustee"), U.S. Bank National Association, as trustee (the "Property Trustee"), and Thomas P. Martin, as trustee (the "Regular Trustee" and, together with the Delaware Trustee and the Property Trustee, the "Trustees").

            The Sponsor and the Trustees hereby agree as follows:

            Section 1. Name of Trust. The Delaware statutory trust created hereby shall be known as "AWNA Trust" (the "Trust"), in which name the Sponsor or the Trustees, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

            Section 2. Creation and Purpose of Trust.

            (a) The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). The Regular Trustee hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et. seq. (the "Statutory Trust Act"), and that this Declaration of Trust constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve in accordance with the provisions of the Statutory Trust Act.

            (b) The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in debt securities of Allied Waste North America, Inc. ("AWNA"), a wholly owned subsidiary of the Sponsor, (ii) issuing and selling common securities representing undivided beneficial interests in the assets of the Trust ("Common Securities") to AWNA in exchange for cash and investing the proceeds thereof in debt securities of AWNA and (iii) engaging in such other activities as are necessary or incidental thereto.

            Section 3. Amended and Restated Declaration of Trust. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust (the "Amended and Restated Declaration of Trust"), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to herein. Prior to the execution and delivery of the Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed necessary or advisable to affect the transactions contemplated in the Amended and Restated Declaration of Trust.
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            Section 4. Registration of Preferred Securities.

            The Sponsor, as the sponsor of the Trust, is hereby authorized:

            (a) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (i) a registration statement on Form S-3 or on such other form or forms as may be appropriate, including without limitation any registration statement of the type contemplated by Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") (any such registration statement, whether on Form S-3, another form or under Rule 462(b) being referred to herein as the "Registration Statement"), including any pre-effective or post-effective amendments to the Registration Statement, relating to the registration under the Securities Act of the Preferred Securities and certain other securities of the Sponsor and (ii) if the Sponsor shall deem it desirable, a registration statement on Form 8-A (the "Exchange Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended;

            (b) if the Sponsor shall deem it desirable, to prepare and file with New York Stock Exchange, Inc. or any other automated quotation system, exchange or over-the-counter market (each, an "Exchange") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange;

            (c) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable;

            (d) to negotiate the terms of and execute on behalf of the Trust an underwriting or other purchase agreement among the Trust, the Sponsor and any underwriter(s), dealer(s) or agent(s) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and

            (e) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities.

            In the event that any filing referred to in clauses (a) - (c) above is required by the rules and regulations of the Commission, any Exchange, the National Association of Securities Dealers, Inc. or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, any natural person (or entity that has its principal place of business in the State of Delaware) appointed pursuant to Section 5 hereof, in his or her capacity as trustee of the Trust, and the Sponsor are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In no event will any Trustee have any responsibility or liability to the Trust, any beneficial owner thereof, or any other person, for acts, statements or omissions of the Sponsor, including, without limitation, such acts, statements or omissions of the Sponsor in connection with the activities described in this Section 4.


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            Section 5. Trustees. The number of Trustees initially shall be three
(3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor that may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Sponsor.

            Section 6. Dissolution of Trust. The Trust may be dissolved and terminated at the election of the Sponsor.

            Section 7. Counterparts. This Declaration of Trust may be executed in one or more counterparts.

            Section 8. Headings. The headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 9. Governing Law. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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            IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                    ALLIED WASTE INDUSTRIES, INC., as Sponsor


                                    By:_________________________________________
                                    Name:
                                    Title:


                                    U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee of the Trust


                                    By:_________________________________________
                                         Name:
                                         Title:


                                    U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee of the Trust


                                    By:_________________________________________
                                         Name:
                                         Title:
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                                    THOMAS P. MARTIN, not in his individual
                                    capacity, but solely as Trustee of the Trust


                                    By:_________________________________________
                                         Name: Thomas P. Martin


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